UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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e.l.f. Beauty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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570 10TH STREET

OAKLAND, CALIFORNIA 94607

April 21, 2017

To Our Stockholders:

We cordially invite you to attend the 2017 Annual Meeting of Stockholders of e.l.f. Beauty, Inc. The meeting will be held on Thursday, May 25, 2017, at 9:00 a.m. local time, at e.l.f. Beauty, Inc.’s offices located at 570 10th Street, Oakland, California 94607.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone or by completing, signing and returning the enclosed Proxy Card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

On behalf of management and our Board of Directors, we thank you for your continued support of e.l.f. Beauty, Inc.

Sincerely,

Tarang P. Amin

Chairman and Chief Executive Officer

e.l.f. Beauty, Inc.

570 10th Street

Oakland, California 94607

(510) 778-7787

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 25, 2017

TIME:	9:00 a.m.

PLACE:	e.l.f. Beauty, Inc. 570 10th Street Oakland, California 94607

MATTERS TO BE CONSIDERED:

1.      The election of three Class I directors to serve for a three-year term expiring at our 2020 Annual Meeting of Stockholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

3. The ratification of our Amended and Restated Certificate of Incorporation.

4. The ratification of our Amended and Restated Bylaws.

5. Any other business properly coming before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the meeting.

RECOMMENDATION:	The Board of Directors recommends that you vote FOR Proposals 1 through 4 identified above.

RECORD DATE:	You may vote at the meeting if you were a stockholder at the close of business on April 7, 2017, the record date.

VOTING BY PROXY:	Please return your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If on April 7, 2017, your shares were held of record by your brokerage firm or similar organization, please return your voting instruction form to your broker. For more instructions, please see the General Information beginning on page 1 of the Proxy Statement and the instructions on the Proxy Card.

By Order of the Board of Directors,

Scott K. Milsten

Corporate Secretary

Oakland, California

April 21, 2017

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2016 ANNUAL REPORT ON FORM 10-K, AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

e.l.f. Beauty, Inc.

Proxy Statement

for

2017 Annual Meeting of Stockholders

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials

Our proxy materials are also available at www.edocumentview.com/elf. This website address contains the following documents: the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card sample, and our Annual Report on Form 10-K for the year ended December 31, 2016 (“Annual Report”). You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Why am I receiving these materials?

The Board of Directors (the “Board”) of e.l.f. Beauty, Inc. (the “Company,” “we,” “us” or “our”) is providing these materials to you and soliciting the enclosed proxy in connection with our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on May 25, 2017. The Annual Meeting will be held at 9:00 a.m. local time at e.l.f. Beauty, Inc.’s offices located at 570 10th Street, Oakland, California 94607. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement, as well as any other business properly coming before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Directions to our Annual Meeting may be found on our website at http://investor.elfcosmetics.com/ir-resources/contact-us. We intend to mail this Proxy Statement and accompanying Proxy Card on or about April 21, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

What information is contained in these materials?

The information included in this Proxy Statement relates to the election of directors and other proposals to be voted upon at the Annual Meeting, the voting process, the compensation of directors and our named executive officers and certain other required information. Our Annual Report is also enclosed. Copies of exhibits filed with, and documents incorporated by reference in, our Annual Report will be furnished to stockholders upon written request and payment of our reasonable expenses in furnishing such documents.

Who may attend the Annual Meeting?

All stockholders of record as of the Record Date (including stockholders whose shares are held by their brokerage firms or similar organizations), holders of valid proxies for those stockholders and other persons invited by us may attend the Annual Meeting. See below regarding “Who can vote in person at the Annual Meeting?”

On what matters am I voting?

You may vote on:

•	The election of three director nominees, Kirk L. Perry, Sabrina L. Simmons and Maureen C. Watson, to serve as Class I Directors on our Board for a three-year term expiring at our 2020 Annual Meeting of Stockholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

•	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2017.

•	The ratification of our Amended and Restated Certificate of Incorporation (our “Charter”).

•	The ratification of our Amended and Restated Bylaws (our “Bylaws”).

The stockholders also will transact any other business that properly comes before the Annual Meeting.

What is our Board’s voting recommendation?

Our Board recommends that you vote:

•	FOR each of the Class I director nominees.

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2017.

•	FOR the ratification of our Charter.

•	FOR the ratification of our Bylaws.

Who is entitled to vote?

Stockholders as of the close of business on April 7, 2017 (the “Record Date”) are entitled to vote on all items properly presented at our Annual Meeting. On the Record Date, [●] shares of our common stock were issued and outstanding and entitled to vote. Every stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of these stockholders will be available during regular business hours at our headquarters, located at 570 10th Street, Oakland, California 94607, from our Corporate Secretary at least ten days before our Annual Meeting. The list of stockholders will also be available at the time and place of our Annual Meeting. There is no cumulative voting with respect to the election of directors.

How do I vote?

You may vote your shares by written proxy, or, if available, through your broker, bank or other nominee, over the Internet or by telephone, or in person at the Annual Meeting. Please also see the detailed instructions on your Proxy Card or voting instruction form. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the Proxy Card, complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instruction form and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Please follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

If available through your broker, bank or other nominee, you also may vote on the Internet or by telephone as indicated on your voting instruction form. Voting on the Internet or by telephone may not be available to all stockholders. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 24, 2017. If you vote on the Internet or by telephone, you should be aware that you may incur costs, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote by Internet or telephone, you do not need to return a Proxy Card or voting instruction form by mail. If your Proxy Card or voting instruction form does not reference Internet or telephone information, please complete and return the paper Proxy Card or voting instruction form in the self-addressed postage paid envelope provided.

Who can vote in person at the Annual Meeting?

Stockholders of record at the close of business on the Record Date may vote in person at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If your shares were registered directly in your name with the transfer agent for our common stock, Computershare, Inc. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the Internet as instructed above to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other nominee.

Who counts the votes?

Computershare has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, bank, or other nominee, they return one Proxy Card to Computershare on behalf of all their clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposals 2, 3 and 4, “Against” votes, abstentions and broker non-votes. In addition, the Inspector of Election will count the number of “Withheld” votes received for the director nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1), the ratification of our Charter (Proposal 3) and the ratification of our Bylaws (Proposal 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

How many votes are needed to approve the proposals?

For Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. Broker non-votes will have no effect on the outcome of Proposal 1. Proposals 2, 3 and 4 require the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) for approval.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” each of the proposals in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

May I revoke my proxy?

As a stockholder of record, you may revoke your proxy and change your vote at any time prior to the Annual Meeting by (i) giving written notice of your revocation to our Corporate Secretary, (ii) signing another Proxy Card with a later date and submitting this later dated proxy to our Corporate Secretary before or at the Annual Meeting or (iii) voting in person at the Annual Meeting. Please note that your attendance at the Annual Meeting will not constitute a revocation of your proxy unless you actually vote at the Annual Meeting. Giving a proxy will not affect your right to change your vote if you attend the Annual Meeting and want to vote in person. We will pass out written ballots to any holder of record of our shares on the Record Date who wants to vote at the Annual Meeting. Any written notice of revocation or subsequent proxy should be sent to e.l.f. Beauty, Inc., Attention: Corporate Secretary, 570 10th Street, Oakland, California 94607, or hand delivered to our Corporate Secretary at or before the voting at the Annual Meeting.

If your shares are held in street name, please follow the instructions provided by your broker, bank or other nominee. If you decide to attend and vote at the Annual Meeting and your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present at the Annual Meeting a valid proxy issued in your name from your broker, bank or other nominee.

All properly signed proxies that are received before the polls are closed at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” each of the proposals. The enclosed proxy gives each of Tarang P. Amin, John P. Bailey and Scott K. Milsten discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting.

What does it mean if I receive more than one Proxy Card?

If your shares are registered to different holders or are held in more than one account, you will receive more than one Proxy Card. Please sign and return all Proxy Cards to ensure that all of your shares are voted.

What is a quorum and what constitutes a quorum?

A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be conducted at the Annual Meeting. The required quorum for the Annual Meeting is the presence in person or by proxy of the holders of a majority in voting power of the stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting. Because there is an aggregate of [●] shares of our common stock issued, outstanding and entitled to vote as of the Record Date, a quorum will be present for the Annual Meeting if an aggregate of at least [●] shares are present in person or by proxy at the Annual Meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if such proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

What happens if a nominee is unable to stand for re-election?

If a nominee is unable to stand for re-election, our Board may, subject to the consent of TPG Growth II Management, LLC (“TPG Growth”) under our Stockholders Agreement (as defined in “Certain Relationships and Related Party Transactions—Stockholders Agreement), reduce the size of the Board or our Board may name a substitute nominee. If a substitute is named, shares represented by properly executed proxies may be voted for the substitute nominee.

Who is paying for this proxy solicitation process?

The enclosed proxy is solicited on behalf of our Board, and we are paying for the cost of the proxy solicitation process. Copies of the proxy material will be given to banks, brokers and other nominees that hold shares that are beneficially owned by others. Upon request, we will reimburse these banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding these proxy materials to the stockholders who are the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for soliciting proxies.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within the timeframe required by the Securities and Exchange Commission (the “SEC”). If

final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

When are stockholder proposals due for the annual meeting in 2018?

In the event that a stockholder desires to have a proposal considered for presentation at the 2018 Annual Meeting of Stockholders and included in the Company’s proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to our Corporate Secretary so that it is received no later than December 22, 2017. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If a stockholder, rather than including a proposal in our proxy statement as discussed above, commences his or her own proxy solicitation for the 2018 Annual Meeting of Stockholders or proposes business for consideration at such meeting, we must receive notice of such proposal between December 22, 2017 and January 21, 2018; provided, that if the date of that annual meeting is more than 30 days before or more than 60 days after May 24, 2017, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made.

Proposals and notices should be directed to e.l.f. Beauty, Inc., Attention: Corporate Secretary, 570 10th Street, Oakland, California 94607.

Will the Company’s independent public accountants be present at the Annual Meeting?

Representatives of Deloitte, our independent registered public accounting firm for the year ended December 31, 2016, are expected to be present at the Annual Meeting and will have the opportunity to make statements, if they so desire, and to respond to appropriate questions.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board currently consists of seven directors. Our Charter provides that the Board consists of three classes of directors designated as Class I, Class II and Class III, each serving staggered three-year terms. At each Annual Meeting of Stockholders, directors of one of the three classes will be elected for a term of three years to succeed those directors whose terms are expiring.

Our Board is currently composed of the following classes of directors:

Class	Expiration	Member	Age	Position	Appointed
I	2017	Kirk L. Perry	50	Director	2016
		Sabrina L. Simmons	54	Director	2016
		Maureen C. Watson	49	Director	2015
II	2018	Lauren Cooks Levitan	51	Director	2016
		Richard G. Wolford	72	Director	2014
III	2019	Tarang P. Amin	52	Chairman, Chief Executive Officer and Director	2014
		William E. McGlashan, Jr.	53	Director	2015

Each of the nominees for election to Class I, Kirk L. Perry, Sabrina L. Simmons and Maureen C. Watson, are presently members of our Board. If elected at the Annual Meeting, the nominees would serve until the third annual meeting of stockholders following their election and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If for any reason, any of the nominees is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the proxy will have the authority to vote for substitute nominees, or vote to allow the vacancy created thereby to remain open until filled by our Board. The Board has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

Set forth below are descriptions of the backgrounds of the nominees and the continuing directors as of the Record Date. We are not aware of any family relationships among any of our directors and executive officers. The Board believes that each of the directors is qualified to serve as a member of the Board based on, among other things, the individual experience, skills and attributes described below.

Nominees

Kirk L. Perry. Mr. Perry has served as a member of our Board since September 2016. Mr. Perry currently serves as President, Brand Solutions at Google Inc., a technology company, a position he has held since December 2013, and is responsible for driving Google’s revenue with the world’s largest advertisers and advertising agencies. Prior to this role, Mr. Perry was President, Global Family Care at Procter & Gamble from May 2011 to December 2013. He held numerous positions of increasing responsibility with Procter & Gamble beginning in 1990 in marketing and general management roles, including General Manager Northeast Asia Baby & Family Care from 2001 to 2003 (Mr. Perry was based in Korea and Japan from 1997 to 2003), Vice President North America Baby Care from 2003 to 2008 and Vice President, North America Marketing and U.S. Operations from 2008 to 2011. Mr. Perry served as a member of the board of the Hillerich & Bradsby Co. (Louisville Slugger), a sporting goods manufacturer, from September 2013 to August 2016. Other volunteer board affiliations have included the Ronald McDonald House, The CityLink Foundation, The United Way Campaign Cabinet, The March of Dimes National and Regional boards, the University of Cincinnati Foundation and the University of Cincinnati Bicentennial Commission. Mr. Perry graduated with a B.B.A. in Marketing and Finance from the University of Cincinnati. We believe Mr. Perry’s extensive operational experience in marketing, operations, general management, consumer products, technology and digital media provide him with the qualifications and skills to serve as a member of our Board.

Sabrina L. Simmons. Ms. Simmons has served as a member of our Board since March 2016. Ms. Simmons served as Executive Vice President and Chief Financial Officer of The Gap, Inc., a clothing company, from January 2008 until February 2017. Previously, Ms. Simmons also served in the following positions at Gap: Executive Vice President, Corporate Finance from September 2007 to January 2008, Senior Vice President, Corporate Finance and Treasurer from March 2003 to September 2007, and Vice President and Treasurer from September 2001 to March 2003. Prior to that, Ms. Simmons served as Chief Financial Officer and an executive member of the board of directors of Sygen International PLC, a British genetics company. Prior to that, Ms. Simmons was Assistant Treasurer at Levi Strauss & Co., a clothing company. Ms. Simmons currently serves as a member of the board of directors of Williams-Sonoma, Inc., a consumer retail company, where she is a member of the audit and finance committee. Ms. Simmons currently also serves on the Haas School of Business Advisory Board. Ms. Simmons received her B.S. in Business from the University of California, Berkeley and received her M.B.A. from the Anderson School at the University of California, Los Angeles. Ms. Simmons is a certified public accountant (inactive status). We believe Ms. Simmons’ significant financial and accounting experience provide her with the qualifications and skills to serve as a member of our Board.

Maureen C. Watson. Ms. Watson has served as a member of our Board since August 2015 and has been designated to serve as a member of our Board by TPG Growth. Ms. Watson currently serves as Chief Product Officer of Madison Reed, Inc., a hair care company, a position she has held since August 2015. Previously, she served at Sephora USA, Inc., a cosmetics company, as Senior Vice President, Merchandising from March 2013 to March 2015. Prior to that, she served as Senior Vice President, Global Sales and Merchandising of Lucky Brand Jeans (Lucky Brand, Inc.), a clothing company, from September 2010 to September 2011. Prior to that, Ms. Watson served in various leadership roles at The Gap, Inc. Ms. Watson earned a B.A. in Political Science and French from Middlebury College. We believe Ms. Watson’s extensive consumer products and cosmetics experience provide her with the qualifications and skills to serve as a member of our Board.

Continuing Directors

Tarang P. Amin. Mr. Amin has served as our Chief Executive Officer and Director since January 2014, and has served as our Chairman since August 2015. Mr. Amin has more than 25 years of consumer products experience, as well as a demonstrated record of driving profitable growth at the companies he leads. Previously, he served as President, Chief Executive Officer and Director of Schiff Nutrition, a manufacturer of nutritional supplements, from March 2011 to January 2013. Under his leadership, Schiff, with leading brands Airborne, MegaRed, Digestive Advantage and Move Free, grew enterprise value from $190 million to $1.5 billion. Prior to that, Mr. Amin worked for The Clorox Company, a multinational manufacturer and marketer of consumer products, from December 2002 to March 2011. He served as Vice President, General Manager of The Clorox Company’s $1.7 billion Litter, Food and Charcoal Strategic Business Units, taking Kingsford, Hidden Valley and Fresh Step to new records. He also served in senior management roles that helped to double the sales of the global Clorox franchise to $1.5 billion. Prior to Clorox, Mr. Amin held management positions at Procter & Gamble, a multinational consumer goods company, where he helped grow Pantene’s sales from $50 million to $2 billion, as well as helped increase sales of Bounty by $300 million. Mr. Amin earned his B.A. in international policy and M.B.A. from Duke University. We believe Mr. Amin’s executive leadership skills and considerable experience in consumer products provide him with the qualifications and skills to serve as a member of our Board.

Lauren Cooks Levitan. Ms. Levitan has served as a member of our Board since June 2016. Ms. Levitan currently serves as Chief Financial Officer of Fanatics, Inc., a retailer of licensed sports apparel and merchandise, a position she has held since June 2015. Previously, from January 2009 to May 2015, Ms. Levitan was Co-Founder and Managing Partner at Moxie Capital LLC, a private equity firm, where she provided capital investment and advisory services to branded, consumer-facing businesses that operated in wholesale, retail, e-commerce and direct sales. Prior to that, she served as Managing Director and Senior Research Analyst at Cowen & Company, an investment bank, and as Managing Director at Robertson Stephens, an investment bank, and worked in various capacities in the retail industry at Crate & Barrel and the Gymboree Corporation and in

equity capital markets and investment banking at Goldman Sachs. She received her B.A. in Political Science from Duke University and received her M.B.A. from Stanford University Graduate School of Business. We believe Ms. Levitan’s operational, financial and strategic experience across a variety of retail businesses provide her with the qualifications and skills to serve as a member of our Board.

William E. McGlashan, Jr. Mr. McGlashan has served as a member of our Board since August 2015 and has been designated to serve as a member of our Board by TPG Growth. Mr. McGlashan is the Managing Partner of TPG Growth and a member of the TPG Executive Committee. Mr. McGlashan currently serves on the boards of directors of several private companies. Mr. McGlashan served as a director of SuccessFactors, Inc. from 2005 to 2012, where he served on the audit committee, nominating and governance committee and mergers & acquisition committee from 2007 to 2012. Mr. McGlashan also served as a director of Schiff Nutrition from 2010 to 2012, where he served on the compensation committee from 2010 to 2012. From December 2001 to March 2004, Mr. McGlashan served as Chairman of the board of directors and Chief Executive Officer of Critical Path, Inc., a digital communications software company. Mr. McGlashan holds a B.A. in History from Yale University and an M.B.A. from Stanford University Graduate School of Business. We believe Mr. McGlashan’s significant corporate governance experience and operational expertise provide him with the qualifications and skills to serve as a member of our Board.

Richard G. Wolford. Mr. Wolford has served as a member of our Board since September 2014 and has been designated to serve as a member of our Board by TPG Growth. Mr. Wolford served as interim President and Chief Executive Officer of Diamond Foods, Inc., an American packaged food company, from February 2012 until May 2012. Mr. Wolford served as Chief Executive Officer and a director of Del Monte Foods Company, a North American food production and distribution company, from April 1997 until March 2011. He was elected President of Del Monte in February 1998 and Chairman of the board of directors in May 2000. From 1988 to 1996, Mr. Wolford was Chief Executive Officer of HK Acquisition Corp., where he developed food industry investments with venture capital investors. From 1967 to 1987, he held a variety of positions at Dole Foods, an agricultural multinational corporation, including President of Dole Packaged Foods from 1982 to 1987. Mr. Wolford was a member of the board of directors of Diamond Foods, Inc. from April 2011 until May 2012. Mr. Wolford served on the board of directors of Schiff Nutrition from September 2011 to January 2013. Mr. Wolford served as a member of the board of directors of Pulte Homes, Inc., a homebuilding company, from May 2008 to August 2009. In addition, Mr. Wolford served as Chairman of the board of directors of the Grocery Manufacturers Association (“GMA”), from January 2010 to March 2011, resigning upon the sale of Del Monte. As Chairman of GMA, Mr. Wolford also served on the board of directors of Consumer Goods Forum, a global association of consumer packaged goods companies, retailers and manufacturers. Prior to that, Mr. Wolford served as Vice Chairman of GMA from January 2008 to January 2010, and chaired GMA’s Industry Affairs Council from June 2005 to January 2010. In 2011, Mr. Wolford was the recipient of the GMA Hall of Achievement award honoring extraordinary leadership and commitment to the consumer packaged goods industry. Mr. Wolford holds a B.A. in Economics from Harvard University. We believe Mr. Wolford’s extensive public company management, reporting, finance and corporate governance experience, as well as deep knowledge of the consumer products industry, provide him with the qualifications and skills to serve as a member of our Board.

Our Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role and Responsibilities of the Board of Directors

The Board represents the stockholders’ interests and is responsible for furthering the long-term success and value of the Company, consistent with its fiduciary duties to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of the Company and its stockholders. The Company is committed to conducting its business in accordance with ethical business principles. Integrity and ethical behavior are core values of the Company. The Board will provide the best example of these values and will reinforce their importance at appropriate times.

The Board meets at least quarterly each year and special meetings may be held as permitted in the Bylaws. Directors are expected to attend and participate in Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary, to discharge properly their responsibilities. Directors are also encouraged to attend the Annual Meeting of Stockholders.

To assist in carrying out the Board’s responsibilities, our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Under our Stockholders Agreement (as defined in “Certain Relationships and Related Party Transactions – Stockholders Agreement”), TPG Growth has the right to designate up to three members of our Board so long as it holds at least 30% of our outstanding common stock, two members of our Board so long as it holds less than 30% but greater than or equal to 20% of our outstanding common stock, and one member of our Board so long as it holds less than 20% but greater than or equal to 5% of our outstanding common stock. TPG Growth’s designees currently comprise three of our seven directors. In addition, subject to applicable laws and stock exchange regulations, TPG Growth has the right to have a representative appointed to serve on each committee of our Board other than the Audit Committee as long as TPG Growth has the right to designate at least one director for election to our Board.

During 2016, our Board held six meetings. Each director attended at least 75 percent of the total number of meetings of our Board held during 2016 and the total number of meetings held during 2016 by all committees of our Board on which that director served. Although we do not have a policy with regard to Board members’ attendance at our Annual Meetings of Stockholders, all of the directors are encouraged to attend such meetings.

Board Leadership Structure

The Board has not adopted a specific policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, we believe the most appropriate Board leadership structure is for Mr. Amin to serve as our Chief Executive Officer and Chairman of the Board and at this time, the Board has not designated a lead independent director. As our Chief Executive Officer, he is responsible for the day-to-day leadership and performance of the Company, and as the Chairman of the Board he sets the agenda for Board meetings and presides over meetings of the full Board. Although the Board has determined that Mr. Amin is not independent under New York Stock Exchange (“NYSE”) listing standards, the Board believes the experience, leadership and vision he provides as Chief Executive Officer and Chairman of the Board are important to the short- and long-term success of the Company.

Risk Oversight

Our Board oversees the risk management process, while executive management oversees and manages risk on a daily basis. Executive management provides regular reports to our Board on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While our Board is ultimately responsible for risk oversight, each of the Board committees assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company. The Audit Committee also discusses with management the Company’s policies with respect to risk assessment and risk management and the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the compensation of executives and employees. The Nominating and Corporate

Governance Committee considers potential risks related to the effectiveness of the Board, including succession planning for the Board and our overall governance and board structure. To facilitate our Board’s oversight of our risk management process, the chairperson of the relevant Board committee reports on its discussions to the full Board at its regular meetings, thereby enabling the Board and its committees to coordinate the risk oversight role and keep informed of any developments impacting the Company’s risk profile.

Audit Committee

The current members of the Audit Committee are Ms. Simmons, who serves as the Chair, and Ms. Levitan and Mr. Wolford. Mr. Wolford served as Chair of the Audit Committee from our initial public offering until November 15, 2016. During the year ended December 31, 2016, the Audit Committee held five meetings.

Our Board has determined that each member of the Audit Committee qualifies as an independent director under NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that Ms. Simmons qualifies as an “audit committee financial expert” as the term is defined in Item 407(d)(5) of Regulation S-K. See the sections entitled “Nominees” and “Continuing Directors” under Proposal No. 1 – Election of Directors above for a description of the relevant experience of these directors.

The Audit Committee operates pursuant to a written charter, a copy of which is available on our website at http://investor.elfcosmetics.com/corporate-governance/committees.

The Audit Committee’s responsibilities include:

•	appointment, compensation, retention and oversight of the independent auditors;

•	consulting with the independent auditors with regard to the plan and scope of audit;

•	reviewing, in consultation with the independent auditors, the report of audit or proposed report of audit and the accompanying management letter, if any;

•	reviewing the impact of new or proposed changes in accounting principles or regulatory requirements;

•	consulting with the independent auditors with regard to the adequacy of internal controls and, as appropriate, consulting with management regarding the same;

•	pre-approval of audit and non-audit services performed and fees charged, and review of the possible effect of the performance of such services on the auditor’s independence;

•	reviewing and approving related party transactions; and

•	such other responsibilities set forth in the Audit Committee Charter or as directed by our Board from time to time.

Compensation Committee

The current members of the Compensation Committee are Mr. McGlashan, who serves as Chair, and Mr. Wolford. Our Board has determined that each member of the Compensation Committee is an independent director under the applicable rules and regulations of the NYSE relating to compensation committee independence. During the year ended December 31, 2016, the Compensation Committee held eight meetings. The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at http://investor.elfcosmetics.com/corporate-governance/committees.

The Compensation Committee’s responsibilities include:

•	setting the compensation program and compensation of our executive officers, directors and key personnel;

•	reviewing and approving all employment, severance and change in control arrangements with our executive officers;

•	monitoring our incentive-compensation and equity-based compensation plans;

•	acting as administrator of our equity incentive plans; and

•	such other responsibilities as set forth in the Compensation Committee Charter or as directed by our Board from time to time.

Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and makes recommendations regarding the base salary and other compensation payable to these executive officers. The Compensation Committee considers those recommendations in determining base salaries, adjustments to base salaries, annual cash bonus program targets and awards and equity awards, if any, for the executive officers. The Compensation Committee generally exercises its discretion in modifying any recommended adjustments or awards to executives. The Compensation Committee has the authority to retain consultants and advisors as it may deem appropriate in its sole discretion, and has the sole authority to approve related fees and other retention terms. The Compensation Committee engages Radford, an independent compensation consulting firm, from time to time to advise the Compensation Committee with respect to our overall executive compensation programs, including market comparisons and long-term incentive programs. Radford reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company. Based on an assessment of the six independence factors established by the SEC, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Ms. Watson, who serves as the Chair, and Ms. Levitan. Our Board has determined that each member of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the NYSE relating to nominating and corporate governance committee independence. The Nominating and Corporate Governance Committee, which was established in conjunction with our initial public offering in September 2016, did not hold any meetings during the year ended December 31, 2016. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available on our website at http://investor.elfcosmetics.com/corporate-governance/committees.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	making recommendations to our Board regarding candidates for directorships and the size and composition of our Board;

•	overseeing our corporate governance policies;

•	overseeing the evaluation of management and the Board;

•	making recommendations to our Board concerning governance matters; and

•	such other responsibilities as set forth in the Nominating and Corporate Governance Committee Charter or as directed by our Board from time to time.

Director Independence

Our Board currently consists of seven members. Our Board has determined that each of Mses. Levitan, Simmons and Watson and Messrs. McGlashan, Perry and Wolford qualify as independent directors in accordance with the NYSE listing requirements. Mr. Amin is not considered independent because he is an employee of the Company. Amy G. Shenkan and Joseph A. Shamah are no longer members of our Board; however, both served on our Board during the year ended December 31, 2016 and until their resignation in April 2016 and March 2017, respectively. Our Board has also previously determined that Ms. Shenkan did qualify as an “independent” director under the NYSE listing standards, and Mr. Shamah did not qualify as an “independent” director under the NYSE listing standards because he was an employee of the Company until December 2015. NYSE’s independent director definition includes a series of objective tests, including that the director is not, and has not been within the last three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NYSE rules, our Board has made an affirmative determination as to each independent director that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In making these determinations, our Board considered ownership of our stock and reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Consideration of Stockholder Nominees for Director

Our Board will consider stockholder suggestions for nominees for directorship. In order for our Board to consider a stockholder nominee, the stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must submit proof of Company stockholdings. All communications should be submitted in writing to e.l.f. Beauty, Inc., Attention: Corporate Secretary, 570 10th Street, Oakland, California 94607. Recommendations received after 120 days prior to the anniversary of the date of mailing of this year’s Proxy Statement (or December 22, 2017) will not be considered timely for consideration at next year’s Annual Meeting of Stockholders. Our Bylaws also specify further requirements as to the form and content of a stockholder’s submission.

Board Diversity

Our Nominating and Corporate Governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;

•	conflicts of interest; and

•	practical and mature business judgment.

Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The Code Business Conduct and Ethics is designed to help directors and employees resolve ethical and compliance issues encountered in the business environment. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that cover areas such as director qualifications and responsibilities, management succession and Board committees. A copy of the Corporate Governance Guidelines is available on our website at http://investor.elfcosmetics.com/corporate-governance/governance-guidelines.

Communications with our Board of Directors

Interested persons, including our stockholders, who wish to communicate with our Board or any individual director may write to them c/o e.l.f. Beauty, Inc., Attention: Corporate Secretary, 570 10th Street, Oakland, California 94607. Depending on the subject matter, our Corporate Secretary will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and makes those communications available to our Board upon request.

Executive Sessions of Non-Management Directors

Our non-management directors regularly meet in executive sessions of the Board in which our management director and other members of management do not participate. These non-management sessions are generally scheduled on the same day as regularly scheduled quarterly meetings of our Board.

Compensation Committee Interlocks and Insider Participation

The individuals who served as members of the Compensation Committee during the year ended December 31, 2016 were Messrs. McGlashan and Wolford, both of whom was determined by the Board to be independent under the applicable rules and regulations of the NYSE relating to compensation committee independence. No member of our Compensation Committee served at any time during 2016 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

Compensation of Directors

We implemented a Director Compensation Program that became effective as to our non-employee directors effective upon the closing of our initial public offering. Under the Director Compensation Program, our non-employee directors receive cash compensation, paid quarterly in arrears, as set forth below; provided, that each non-employee director may elect to receive his or her annual compensation in the form of restricted stock units that vest in full on the earlier of the first anniversary of the date of grant, or immediately prior to the next annual meeting of our stockholders occurring after such award is granted, subject to certain limitations. All of our non-employee directors, with the exception of Mr. McGlashan who does not receive any compensation for his service, are eligible to receive compensation for their service on our Board.

Cash Fees

The following annual cash retainers are paid under the Director Compensation Program:

•	Each non-employee director receives an annual cash retainer in the amount of $45,000;

•	The Audit Committee chairperson receives additional annual compensation in the amount of $15,000 and each non-chairperson member of the Audit Committee receives additional annual cash compensation in the amount of $7,500;

•	The Compensation Committee chairperson receives additional annual compensation in the amount of $10,000 and each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $5,000; and

•	The Nominating and Corporate Governance Committee chairperson receives additional annual compensation in the amount of $6,000 and each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $3,000.

For the year ended December 31, 2016, the annual cash retainers were pro-rated for the period from September 22, 2016, the date our shares commenced trading on the NYSE, to December 31, 2016.

Initial and Annual Director Equity Awards

Each non-employee director who is elected or appointed to serve on our Board after the initial public offering will be granted restricted stock units in an amount equal to (i) $140,000 divided by (ii) the fair market value of a share of our common stock as of the date of the appointment or election, pro-rated for such director’s service until the next annual meeting of our stockholders (the “Initial Award”). In addition, each non-employee director who continues to serve on our Board immediately following any annual meeting of our stockholders will be granted, on the date of the annual meeting, that number of restricted stock units calculated by dividing (i) $140,000 by (ii) the fair market value of a share of our common stock as of such date (the “Annual Award”). In each case, the fair market value will be determined pursuant to the terms of the 2016 Equity Incentive Award Plan (the “2016 Plan”), or any other applicable equity incentive plan that we maintain at such time.

Each Initial Award will vest in full upon the earlier of the date of the first annual meeting of our stockholders occurring after the Initial Award is granted or the first anniversary of the annual meeting of our stockholders immediately preceding the date on which the Initial Award is granted. Each Annual Award will vest in full on the earlier of the first anniversary of the date of grant, or immediately prior to the next annual meeting of our stockholders occurring after the Annual Award is granted. In each case, vesting will be subject to the non-employee director continuing to provide services to us through the applicable vesting date.

Under the Director Compensation Program, all Initial Awards and Annual Awards, and any other stock options or other equity-based awards then held by a non-employee director, will vest and, if applicable, become exercisable in full immediately prior to the occurrence of a change in control (as defined in the 2016 Plan).

2016 Director Compensation Table

The following table summarizes the cash and equity compensation received by our non-employee directors who served for all or a portion of the year ended December 31, 2016. We do not offer our non-employee directors any perquisites or other forms of compensation. However, we do reimburse all directors for their reasonable expenses incurred in connection with their activities as directors.

Name	Fees Earned or Paid in Cash($)(1)	Option Awards ($)(2)	Total
Lauren Cooks Levitan(3)	$13,875.00	$89,449.90	$103,324.90
William E. McGlashan, Jr.	—	—	—
Kirk L. Perry(4)	$11,250.00	$219,399.30	$230,649.30
Joseph A. Shamah(5)	—	—	—
Amy G. Shenkan(6)	—	—	—
Sabrina L. Simmons(7)	$14,134.62	$119,000.90	$133,135.52
Maureen C. Watson	$12,750.00	$46,875.00	$59,625.00
Richard G. Wolford	$15,240.38	$48,125.00	$63,365.38

(1)	Amount reflects the compensation paid as annual cash retainers. For the year ended December 31, 2016, annual cash retainers were pro-rated for the period from September 22, 2016, the date our shares commenced trading on the NYSE, to December 31, 2016.
(2)	Amounts represent (i) the grant date fair values of stock options granted to Mses. Levitan and Simmons under our 2014 Equity Incentive Plan (the “2014 Equity Plan”) and to Mr. Perry under the 2016 Plan, each calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB Topic 718”), disregarding the effects of estimated forfeitures and (ii) the incremental fair value of an adjustment to the exercise prices of outstanding options, which was approved in June 2016 in connection with a special dividend, totaling $36,125, $46,875, and $48,125 for Mses. Simmons and Watson and Mr. Wolford, respectively. As a result of the adjustment, the exercise price of each outstanding option as of June 7, 2016 was reduced by $1.79, the amount of the per share dividend declared on June 7, 2016. For a discussion of the assumptions used to calculate the value of our stock options, see Note 13 of Notes to Consolidated Financial Statements in our Annual Report. As of December 31, 2016, Mses. Levitan, Simmons and Watson and Messrs. Perry and Wolford each held a stock option exercisable for 34,500 shares of our common stock.
(3)	Ms. Levitan was appointed to our Board effective as of June 23, 2016.
(4)	Mr. Perry was appointed to our Board effective as of September 7, 2016.
(5)	Mr. Shamah resigned from our Board effective March 1, 2017.
(6)	Ms. Shenkan resigned from our Board effective April 20, 2016.
(7)	Ms. Simmons was appointed to our Board effective as of March 17, 2016.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers as of the Record Date.

Name	Age	Position
Tarang P. Amin	52	Chairman, Chief Executive Officer and Director
John P. Bailey	36	President and Chief Financial Officer
Richard F. Baruch, Jr.	49	Senior Vice President and Chief Commercial Officer
Jonathan T. Fieldman	47	Senior Vice President, Operations
Scott K. Milsten	47	Senior Vice President, General Counsel, Corporate Secretary & Chief People Officer

Set forth below is certain biographical information about our current executive officers. For information about Mr. Amin, see “Continuing Directors” above. There are no family relationships among any of our directors or executive officers.

John P. Bailey. Mr. Bailey has served as our President and Chief Financial Officer since August 2015. Previously, from July 2010 to August 2015, Mr. Bailey served as Partner with TPG, a global investment firm, where he was responsible for leading the consumer sector for TPG Growth, LLC, the middle market and growth equity platform of TPG and an affiliate of the Company. While at TPG, Mr. Bailey served as a member of the board of directors of the Company, as well as a number of portfolio companies including Angie’s Artisan Treats, Beautycounter, Fender and Ride and provided significant contributions to the board of directors of Schiff Nutrition. Prior to joining TPG, Mr. Bailey was with Greenwich, Connecticut-based North Castle Partners, a consumer private equity firm focused in the healthy, active and sustainable living sectors, focusing on consumer and retail investments in the personal care, food and beverage, fitness and recreation, vitamin minerals, and supplements and OTC health sectors. During that time, Mr. Bailey served on the boards of directors of Cascade Sports, Octane Fitness and Red Door Spas, and worked closely with a number of other portfolio companies. Prior to North Castle, Mr. Bailey was in the investment banking division of Credit Suisse First Boston. Mr. Bailey earned his B.B.A. at the University of Michigan Business School.

Richard F. Baruch, Jr. Mr. Baruch has served as our Senior Vice President and Chief Commercial Officer since February 2014. Mr. Baruch most recently served as Senior Vice President and Chief Commercial Officer at Schiff Nutrition from July 2012 to January 2013. From December 2010 to June 2012, he was Vice President, Category Advisory Services at Coca-Cola Refreshments, a division of The Coca-Cola Company, a leading global beverage company, where he led an initiative to build a new organization and bring a new set of capabilities to Coca-Cola’s North American business. From January 2009 to December 2012, Mr. Baruch was President and Chief Operating Officer of Cotn’Wash, Inc., a laundry products company. Prior to that, Mr. Baruch spent 14 years at The Clorox Company in a number of leadership roles, with the most recent as Vice President and General Manager of the Home Care business. He began his career at Procter & Gamble in various sales management roles. Mr. Baruch holds a B.A. in English from the University of Pennsylvania.

Jonathan T. Fieldman. Mr. Fieldman has served as our Senior Vice President, Operations since July 2016. Prior to that, Mr. Fieldman served as Senior Vice President, Operations at Angie’s Boom Chicka Pop, a snack food company, from January 2015 to July 2016. From January 2014 to January 2015, Mr. Fieldman served as Chief Supply Officer for Shaklee Corporation, a natural nutrition company. Previously, Mr. Fieldman worked for Schiff Nutrition, where he served as Senior Vice President, Operations from May 2011 to February 2013. Prior to Schiff Nutrition, Mr. Fieldman spent 12 years at The Clorox Company in various supply chain roles, including Planning Director, Sourcing Director and Plant Manager, with the most recent as Vice President, Specialty Supply Chain. Prior to that, Mr. Fieldman worked for General Mills, Inc., a multinational manufacturer and marketer of branded consumer foods, for eight years in a variety of manufacturing roles. Mr. Fieldman holds a B.S. in Industrial Engineering and Engineering Management from Stanford University.

Scott K. Milsten. Mr. Milsten has served as our Senior Vice President, General Counsel and Corporate Secretary since January 2014 and, in addition, as our Chief People Officer since August 2016. Previously, Mr. Milsten served as Senior Vice President, General Counsel and Corporate Secretary at Schiff Nutrition from July 2011 to January 2013. Prior to that, Mr. Milsten was Senior Vice President, General Counsel and Corporate Secretary of Celera Corporation, a healthcare diagnostics company, from August 2009 until Celera’s sale to Quest Diagnostics Incorporated in June 2011. He also served as Vice President, General Counsel and Corporate Secretary of Celera from November 2008 to August 2009. Mr. Milsten began his career practicing corporate law with the law firm of Latham & Watkins LLP. Mr. Milsten holds a J.D. from the University of Pennsylvania Law School and a B.A. in English from Duke University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10 percent of our common stock to file initial reports of ownership and changes in ownership of our common stock with the SEC. These persons and entities are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms furnished to the Company and other written representations to us, during the year ended December 31, 2016, all reporting persons complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Overview

This compensation discussion provides an overview of our executive compensation program and compensation for our named executive officers (“NEOs”) for the year ended December 31, 2016. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote to approve the compensation of our NEOs, or “say-on-pay” vote. All share amounts and prices provided in this section give effect to our 2.76:1 forward stock split of our common stock in September 2016.

Our NEOs for 2016 were:

•	Tarang P. Amin, Chairman, Chief Executive Officer and Director;

•	John P. Bailey, President and Chief Financial Officer; and

•	Scott K. Milsten, Senior Vice President, General Counsel, Corporate Secretary & Chief People Officer.

2016 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Tarang P. Amin	2016	475,000	2,491,537	2,748,985	950,000	20,000	(3)	6,685,522
Chairman, Chief Executive Officer and Director	2015	475,000	—	—	950,000	32,065		1,457,065
John P. Bailey	2016	425,000	1,132,506	1,309,407	637,500	—		3,504,413
President and Chief Financial Officer(4)	2015	163,462	—	490,269	637,500	—		1,291,231
Scott K. Milsten(5)	2016	325,000	566,270	625,486	260,000	4,000	(6)	1,794,756
Senior Vice President, General Counsel, Corporate Secretary & Chief People Officer	2015	325,000	—	—	260,000	—		585,000

(1)	Amounts represent the grant date fair value of stock options granted under the 2014 Equity Plan and the 2016 Plan and restricted stock units granted under the 2016 Plan in the year indicated, calculated in accordance with the FASB Topic 718, disregarding the effects of estimated forfeitures. For option awards, the amounts also include the incremental fair value of an adjustment to the exercise prices of outstanding options held by our NEOs, which was approved in June 2016 in connection with a special dividend, totaling $26,927, $72,102 and $6,837 for Mr. Amin, Mr. Bailey and Mr. Milsten, respectively. As a result of the adjustment, the exercise price of each outstanding option as of June 7, 2016 was reduced by $1.79, the amount of the per share dividend declared on June 7, 2016. For a discussion of the assumptions used to calculate the grant date value of our stock options and restricted stock units, see Note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Amounts for 2016 represent the actual bonus earned for 2016 and paid in February 2017 based on our achievement of Adjusted EBITDA as discussed in more detail below under “Bonuses.” The bonuses are subject to the terms of the 2016 Plan and the NEO’s employment agreement. Amounts for 2015 represent the actual bonus earned for 2015 and paid in February 2016.

(3)	Amount reflects reimbursement to Mr. Amin paid in 2017 for expenses incurred by him for 2016 relating to financial planning and tax preparation assistance per the terms of his employment agreement.
(4)	Mr. Bailey commenced his employment with us in August 2015.
(5)	Mr. Milsten was appointed as Chief People Officer in August 2016, having served as our Senior Vice President, General Counsel and Corporate Secretary since January 2014.
(6)	Amount reflects Company matching contributions to Mr. Milsten’s 401(k) plan account.

Employment Agreements

We and our operating subsidiary, e.l.f. Cosmetics, Inc., have entered into employment agreements with each of our current NEOs. These agreements set forth the terms and conditions of employment of each NEO, including base salary, initial stock option grants and standard employee benefit plan participation. Our Board or the Compensation Committee reviews each NEO’s compensation from time to time to ensure that it adequately reflects the NEO’s qualifications, experience, role and responsibilities.

Initial term

Each employment agreement provides that the respective NEO will continue to serve in his stated capacity until the fifth anniversary of his date of hire (the “Initial Term”). The Initial Term will be automatically extended for successive one-year periods (the “Extension Period”), unless either we or the NEO provide written notice of intent to terminate at least 60 days prior to the end of the Initial Term or any Extension Period.

Severance

Each NEO’s employment agreement provides that if his employment is terminated by us for reasons other than death, disability or “cause,” or at the election of the NEO “for good reason,” prior to the end of the Initial Term, then, in addition to any accrued but unpaid base salary and vacation time and such employee benefits, if any, to which the NEO or his dependents may be entitled under our employee benefit plans or programs, and reimbursement for reasonable business expenses, each as would have been payable through the date of termination and any unpaid annual bonus earned for a previously completed fiscal year, he will be entitled to receive severance payments of (i) an amount equal to his base salary, payable monthly for a period of 12 months following the date of termination (except that Mr. Amin will be entitled to two times his base salary); (ii) continued COBRA coverage for such NEO and his eligible dependents for a period of up to 18 months; and (iii) a pro-rated bonus based on actual performance for the fiscal year in which termination occurs, provided that the NEO has been employed with us for at least six months of such fiscal year. All such severance payments are contingent upon each NEO’s compliance with certain non-compete, confidentiality and other provisions as set forth in his respective employment agreement, and the execution of a general release of claims against the Company.

Pursuant to each employment agreement, “cause” is defined as the NEO’s (i) material nonperformance of his obligations to the Company, subject to certain notice and opportunity to cure provisions; (ii) commission of an act of fraud, embezzlement, misappropriation, willful misconduct against or breach of his fiduciary duty to the Company; (iii) material breach of certain non-compete, non-solicitation, confidentiality and other restrictive covenants; (iv) conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; (v) failure to carry out, or comply with, in any material respect, any lawful directive of the board of directors, subject to certain notice and opportunity to cure provisions; or (vi) unlawful use or possession of illegal drugs.

Pursuant to each employment agreement “good reason” is defined as (i) a material default in the performance of the Company’s obligations under the applicable employment agreement; (ii) a significant diminution of the NEO’s duties, responsibilities or authority, or a material diminution of his base compensation, unless such diminution is mutually agreed between the NEO and the Company; or (iii) the Company’s relocation of the NEO’s principal office without his consent to a location in excess of 50 miles from San Francisco, California, in each case subject to certain notice and opportunity to cure provisions.

Base Salaries

We provide a base salary to our NEOs and other employees to compensate them for services rendered during the year. Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our NEOs are designed to reflect each such NEO’s scope of responsibility and accountability to us. For 2016, the base salaries of Messrs. Amin, Bailey and Milsten were $475,000, $425,000 and $325,000, respectively. See the “Salary” column in the 2016 Summary Compensation Table.

Bonuses

Pursuant to their respective employment agreements, Messrs. Amin, Bailey and Milsten are entitled to an annual cash bonus targeted at 100%, 75% and 40% of their respective base salaries, in each case subject to the attainment of certain financial goals as determined by the Board. For 2016, our Board established an Adjusted EBITDA goal for the annual cash bonus program and provided for bonuses to be payable at up to 200% of each NEO’s annual cash bonus target for performance based on predetermined Adjusted EBITDA levels of achievement. No bonus would be payable if performance was less than 94% of the Adjusted EBITDA goal, and the bonus amount was capped at 200% of each NEO’s annual cash bonus target. Each bonus would also be subject to the terms of the 2016 Plan.

In February 2017, our Compensation Committee determined that, based on our Adjusted EBITDA performance for 2016, each NEO was entitled to receive 200% of his annual cash bonus target. Messrs. Amin, Bailey and Milsten received annual cash bonuses in the amounts of $950,000, $637,500 and $260,000, respectively. See the “Non-Equity Incentive Plan Compensation” column in the 2016 Summary Compensation Table.

Equity Compensation

Stock options awarded to our senior executives prior to 2016 have typically been subject to both (i) time-based and (ii) performance-based vesting. The time-based portion of such options became vested and exercisable immediately prior to our initial public offering. The performance-based portion of such options would vest if our equity holders, including TPG Growth, who are party to the Stockholders Agreement (as defined in “Certain Relationships and Related Party Transactions—Stockholders Agreement”) and their permitted transferees, receive cash distributions in respect of their investment in us, including proceeds received in connection with our initial public offering, combined with the market value of their remaining holdings that exceeded certain investment return multiples. These awards vested in March 2017 based on the achievement of the performance requirements.

Generally, in the event of an NEO’s termination of employment by reason of death or disability, by the Company without “cause” or by the executive for “good reason” (as such terms are defined in his employment agreement), with respect to stock options granted prior to 2016, (i) the time-based portion of any option which would have vested within 12 months (or 24 months if such termination occurs without cause or for good reason within 12 months of the executive’s date of hire or the grant date of the option as set forth in the applicable award agreement) following the termination will become immediately vested and exercisable and (ii) the executive will vest in the performance-based portion of such option in the event the performance goal is achieved within six months following the date of termination.

In 2016, in connection with the pricing of our initial public offering, we adopted the 2016 Plan and our NEOs were each granted a time-based stock option and restricted stock units under the 2016 Plan. Messrs. Amin, Bailey and Milsten were granted a stock option exercisable for 428,037, 194,563 and 97,281 shares of our common stock, respectively, and an award of 146,561, 66,618 and 33,310 restricted stock units, respectively. Each stock option has an exercise price per share of $17.00, which is equal to the initial public offering price for our common stock, and each stock option and restricted stock unit award vests in substantially equal installments on each of the first four anniversaries of the date of the grant, generally subject to continued service through the applicable vesting date. In the event an NEO’s employment, other than Mr. Amin, is terminated by the Company without “cause” or by the NEO for “good reason” (each as defined in the applicable award agreement), in each case, within 12 months following a change in control, each equity award held by the NEO will vest in full. For Mr. Amin, unless otherwise determined by the Compensation Committee before an award is granted, all equity awards granted to him under the 2016 Plan will vest in full immediately prior to a change in control, subject to his continuing to provide services to the company through the change in control date. In March 2017, Mr. Amin consented to, and our Compensation Committee approved, an extension of the vesting schedule of the first tranche of this award, such that the award will vest as to 1/4th of the total number of shares underlying the award on the earliest of (i) November 30, 2017, (ii) a termination of Mr. Amin’s service that occurs on or after September 21, 2017, and (iii) a change in control, and as to 1/4th of the total number of shares on each anniversary of the grant date thereafter, generally subject to Mr. Amin’s continued service through each applicable vesting date.

Other Elements of Compensation

Retirement Plans

We also maintain a 401(k) retirement savings plan through e.l.f. Cosmetics, Inc. for the benefit of our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code of 1986, as amended (the “Code”), on a pre-tax or after-tax (Roth) basis through contributions to the 401(k) plan. We also generally make matching contributions based on the percentage of each employee’s elective deferrals, subject to a pre-determined maximum. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees in accordance with our compensation policies. We made matching contributions to Mr. Milsten’s 401(k) plan account in the amount of $4,000 during 2016. Messrs. Amin and Bailey do not participate in our 401(k) plan.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical flexible spending accounts, short-term and long-term disability insurance and life insurance.

In addition, pursuant to his employment agreement, we offer Mr. Amin reimbursement of up to $20,000 per year for expenses incurred by him in connection with financial planning and tax preparation assistance. Please see the “All Other Compensation” column in the 2016 Summary Compensation Table for information relating to amounts reimbursed to Mr. Amin during 2016. Except as noted above with respect to Mr. Amin, we do not provide our NEOs with perquisites or other personal benefits other than those which apply uniformly to all of our employees.

2016 Employee Stock Purchase Plan

In connection with our initial public offering, we adopted the 2016 Employee Stock Purchase Plan, which is designed to allow our eligible employees to purchase shares of our common stock with accumulated payroll deductions. We have not yet implemented the 2016 Employee Stock Purchase Plan.

2016 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by the NEOs as of December 31, 2016.

	Option Awards								Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Tarang P. Amin	1/31/2014(2)		—	—	476,888	$1.84	(3)	1/31/2024	—	—	1,415,186	(4)	$40,955,483
	9/21/2016(5)	(7)	—	428,037	—	$17.00		9/21/2026	—	—	—		—
	9/21/2016(6)	(7)	—	—	—	—		—	146,561	$4,241,475	—		—
John P. Bailey	8/12/2015(2)		—	—	714,275	$1.84	(3)	8/12/2025	—	—	—		—
	9/21/2016(5)		—	194,563	—	$17.00		9/21/2026	—	—	—		—
	9/21/2016(6)		—	—	—	—		—	66,618	$1,927,925
Scott K. Milsten	1/31/2014(2)		—	—	55,200	$1.84	(3)	1/31/2024	—	—	52,440	(4)	$1,517,614
	8/12/2015(2)		—	—	209,939	$1.84	(3)	8/12/2025	—	—	—		—
	9/21/2016(5)		—	97,281	—	$17.00		9/21/2026	—	—	—		—
	9/21/2016(6)		—	—	—	—		—	33,310	$963,991	—		—

(1)	The market value of the restricted stock units is calculated by multiplying the closing market price of the Company’s stock on December 30, 2016, $28.94, by the number of shares subject to the award.
(2)	These options are immediately exercisable, provided that any shares acquired upon exercise prior to vesting are subject to the Company’s right to repurchase, which lapses in accordance with the applicable vesting schedule. Generally subject to each NEO’s continued employment, (i) the time-based portion of each option granted under the 2014 Equity Plan became fully vested immediately prior to our initial public offering; and (ii) the performance-based portion of each option will become vested if our equity holders who are party to the Stockholders Agreement, and their permitted transferees, receive cash distributions in respect of their investment in us, including proceeds received in connection with the initial public offering, that exceed certain investment return multiples.
(3)	On June 7, 2016, the Compensation Committee approved an adjustment to the option exercise prices in connection with a special dividend declared on June 7, 2016. The exercise price of each outstanding option as of June 7, 2016 was reduced by $1.79, the amount of the per share dividend. The exercise price of any options exercised prior to June 7, 2016 were not adjusted as a result of the special dividend.
(4)	Represents restricted stock acquired pursuant to the early exercise of stock options.
(5)	These time-based stock options vest in four substantially equal installments on the first four anniversaries of the date of the grant, generally subject to continued service through the applicable vesting date.
(6)	These time-based restricted stock units vest in four substantially equal installments on the first four anniversaries of the date of the grant, subject to continued service through the applicable vesting date.
(7)	In March 2017, Mr. Amin consented to, and our Compensation Committee approved, a change in the vesting schedule of the first tranche of this award, such that the award will vest as to 1/4th of the total number of shares underlying the award on the earliest of (i) November 30, 2017, (ii) a termination of Mr. Amin’s service that occurs on or after September 21, 2017, and (iii) a change in control, and as to 1/4th of the total number of shares on each anniversary of the grant date thereafter, generally subject to Mr. Amin’s continued service through each applicable vesting date.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, as well as those with the ability of a participant to directly affect payout; we also focus on the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016 with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	6,247,873	(3)	$5.92	(4)	4,629,543	(5)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	6,247,873		$5.92		4,629,543

(1)	Includes the 2014 Equity Plan, 2016 Plan, e.l.f. Beauty, Inc. 2016 Employee Stock Purchase Plan and e.l.f. Beauty, Inc. 2014 Phantom Equity Plan.
(2)	The 2016 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, equal to the lesser of (A) 4% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding calendar year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 22,627,878 shares of stock may be issued upon the exercise of incentive stock options. The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2017 and ending in 2026, equal to the lesser of (A) 1% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding calendar year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 6,788,363 shares of stock may be issued under the 2016 Employee Stock Purchase Plan, subject to certain adjustments.
(3)	Consists of 5,482,249 shares of common stock underlying outstanding options and 586,224 shares of common stock underlying outstanding restricted stock units, and 179,400 shares of common stock underlying outstanding phantom equity units.
(4)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 586,224 shares of common stock underlying outstanding restricted stock units and 179,400 shares of common stock underlying outstanding phantom equity units that become issuable without the payment of a purchase price as those units vest.
(5)	Includes 905,115 shares that were available for future issuance as of December 31, 2016 under the 2016 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions and 41,400 shares that were available for future issuance as of December 31, 2016 under the 2014 Phantom Equity Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information that has been provided to us regarding the beneficial ownership of shares of our common stock as of April 7, 2017, the Record Date, for (i) each person or entity who is known to us to beneficially own more than 5 percent of the outstanding shares of our common stock; (ii) each person who is a director of the Company and each nominee; (iii) each of the NEOs named in the Summary Compensation Table in this Proxy Statement; and (iv) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 7, 2016 and restricted stock units that vest within 60 days of April 7, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the options and restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted, the person or entity listed has sole voting and investment power with respect to the shares shown in this table. Except as noted, the person or entity listed has sole voting and investment power with respect to the shares shown in this table.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders:
Parties to the Stockholders Agreement(2)	35,379,345	73.6%
TPG elf Holdings, L.P.(3)	19,304,548	42.3%
J.A. Cosmetics Corp.(4)	6,422,098	14.1%
Named Executive Officers and Directors:
Tarang P. Amin(5)	5,927,523	12.8%
John P. Bailey(6)	1,453,351	3.1%
Scott K. Milsten(7)	772,861	1.7%
Lauren Cooks Levitan(8)	34,500	*
William E. McGlashan, Jr.(9)	—	—
Kirk L. Perry	—	—
Sabrina L. Simmons(10)	34,500	*
Maureen C. Watson(11)	34,500	*
Richard G. Wolford(12)	34,500	*

Directors and Executive Officers as a Group (11 persons)(13)	8,995,555	18.8%

*	Represents beneficial ownership of less than 1% of the total outstanding shares of common stock.
(1)	Based on [45,655,937] shares of common stock outstanding on the Record Date. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o e.l.f. Beauty, Inc., 570 10th Street, Oakland, California 94607. Except for information based on Schedules 13D or 13G, as indicated in the footnotes hereto, beneficial ownership is stated as of the Record Date and includes shares underlying stock options exercisable within 60 days of that date held by each person, as if such shares were outstanding on that date. All share amounts give effect to the 2.76:1 forward stock split of our common stock September 2016.
(2)

Pursuant to the Stockholders Agreement, (a) J.A. Cosmetics Corp. and certain other parties have agreed to vote their shares in favor of individuals designated to serve on our board of directors by TPG elf Holdings,

L.P. and (b) J.A. Cosmetics Corp., Mr. Amin and his family trusts and certain other parties have granted an irrevocable proxy in respect of all (or certain, in the case of Mr. Amin and his family trusts) of their shares of our common stock to TPG elf Holdings, L.P. (or its permitted transferees), for so long as TPG elf Holdings, L.P. has the right to designate at least one member of our board of directors, to vote all of the shares of the common stock held by such entity or individual in connection with matters relating to the composition of our board of directors and the right of TPG elf Holdings, L.P. to appoint members of our board of directors; provided, that such proxy will terminate with respect to Mr. Amin and his affiliated holders if and when he is no longer an executive officer, director or holder of more than 10% of any class of our equity securities.
(3)	Based on a Schedule 13G filed on February 13, 2017 by TPG Growth II Advisors, Inc., and its sole shareholders, David Bonderman and James G. Coulter. As a result of the voting obligations and irrevocable proxy set forth in the Stockholders Agreement, TPG elf Holdings, L.P. may be deemed to be the beneficial owner of an additional 16,074,797 shares held by certain other parties to the agreement. TPG Growth II Advisors, Inc. is the general partner of TPG elf Holdings, L.P., which directly holds 19,304,548 shares of our common stock. As the sole shareholders of TPG Growth II Advisors, Inc., Messrs. Bonderman and Coulter may be deemed to beneficially own the securities held by TPG elf Holdings, L.P. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by TPG elf Holdings, L.P. except to the extent of their pecuniary interest. The address of each of TPG Growth II Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)	Joseph A. Shamah, Alan Shamah and Frank Pisani have shared voting, investment and dispositive power over the shares held by J.A. Cosmetics Corp. The address of J.A. Cosmetics Corp. is 1393 East 7th Street, Brooklyn, New York 11230.
(5)	Tarang P. Amin and Hirni Amin share beneficial ownership of 2,759,997 shares of common stock held by various family trusts for which they serve as co-trustees and over which they each have sole investment and voting power. Mr. Amin has the sole power to vote and dispose of 3,167,526 shares of common stock, including 476,888 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Mr. Amin.
(6)	Includes (a) 617,872 shares of common stock held by the Bailey Family Trust dated April 3, 2015, (b) 121,200 shares of common stock held by John P. Bailey and (c) 714,279 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Mr. Bailey.
(7)	Includes (a) 179,399 shares of common stock held by Milsten/Conner Trust dated October 17, 2008, (b) 328,320 shares of common stock held by Scott K. Milsten and (c) 265,142 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Mr. Milsten.
(8)	Includes 34,500 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Lauren Cooks Levitan.
(9)	William E. McGlashan, Jr. is a TPG Partner. Mr. McGlashan has no voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG elf Holdings, L.P. The address of Mr. McGlashan is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(10)	Includes 34,500 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Sabrina L. Simmons.
(11)	Includes 34,500 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Maureen C. Watson.
(12)	Includes 34,500 shares of common stock underlying stock options exercisable within 60 days of April 7, 2017 held by Richard G. Wolford.
(13)	Consists of 6,767,825 shares of common stock and 2,227,730 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 7, 2017.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee will not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Audit Committee Report

The Audit Committee (“Audit Committee”) of the Board of Directors (the “Board”) of e.l.f. Beauty, Inc. (the “Company”) is comprised of independent directors as required by the listing standards of the New York Stock Exchange and Securities and Exchange Commission rules. The members of the Audit Committee are Ms. Sabrina L. Simmons, Ms. Lauren Cooks Levitan and Mr. Richard G. Wolford. The Audit Committee operates pursuant to a written charter adopted by the Board.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process and principles, internal controls, and disclosure controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2016, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board rules relating to auditor independence communications, as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

Based on the reports and discussions above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE

Sabrina L. Simmons, Chair

Lauren Cooks Levitan

Richard G. Wolford

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2016 in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. All share amounts and prices provided in this section give effect to our 2.76:1 forward stock split of our common stock September 2016.

Stockholders Agreement

We entered into a stockholders agreement on January 31, 2014 with TPG Growth, J.A. Cosmetics Corp. and certain other stockholders, as amended and restated in connection with our initial public offering by that certain amended and restated stockholders agreement, dated as of September 21, 2016, as amended by that certain amendment thereto, dated as of December 23, 2016. On March 3, 2017, we entered into a second amended and restated stockholders agreement with TPG Growth, J.A. Cosmetics Corp., Joseph A. Shamah, our executive officers and certain other equity holders (the “Stockholders Agreement”), which contains provisions related to the composition of our Board, the committees of our Board and our corporate governance. Our Board is currently comprised of seven directors, (i) three of whom have been designated by TPG Growth, (ii) one of whom is the Chief Executive Officer and (iii) three of whom meet the independence criteria set forth in Rule 10A-3 under the Exchange Act. Pursuant to the terms of the Stockholders Agreement, TPG Growth has the right to designate up to three members of our Board so long as it holds at least 30% of our outstanding common stock, two members of our Board so long as it holds less than 30% but greater than or equal to 20% of our outstanding common stock, and one member of our Board so long as it holds less than 20% but greater than or equal to 5% of our outstanding common stock. In addition, subject to applicable laws and stock exchange regulations, TPG Growth has the right to have a representative appointed to serve on each committee of our Board other than the Audit Committee for so long as TPG Growth has the right to designate at least one director for election to our Board. Pursuant to the Stockholders Agreement, the holders of approximately 73% of our outstanding common stock have agreed to vote their shares in favor of individuals designated to serve on our Board by TPG Growth and the holders of approximately 31% of our outstanding common stock have granted an irrevocable proxy to TPG Growth that gives it sole voting power with respect to matters relating to the composition of our Board and the right of TPG Growth to appoint members of our Board, for so long as TPG Growth has the right to designate at least one member of our Board. To the extent not inconsistent with Section 141(k) of the Delaware General Corporation Law (the “DGCL”) and our Charter, any director who is nominated by TPG Growth may only be removed by TPG Growth, and if TPG Growth provides notice of its desire to remove one of its nominated directors, our Board and the other parties to the Stockholders Agreement shall take all reasonable action necessary to effect such removal.

In addition, the Stockholders Agreement provides that for as long as TPG Growth owns or holds, directly or indirectly, at least 30% of the shares of our outstanding common stock, we must obtain the consent of TPG Growth before we or our subsidiaries are permitted to take any of the following actions:

•	authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (x) any notes or debt securities with options, warrants or other rights to acquire equity securities or otherwise containing profit participation features or (y) any equity securities other than equity securities issued to employees, directors, consultants or advisors pursuant to a plan, agreement or arrangement approved by our Board;

•	liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction or series of transactions;

•	incur any indebtedness in an aggregate amount in excess of $50.0 million (other than indebtedness under the terms and provisions of the Senior Secured Credit Facility); and

•	increase or decrease the size of our Board.

The Stockholders Agreement provides TPG Growth with certain information rights to receive our quarterly and annual financial statements so long as it has the right to designate at least one member of our Board. In addition, for so long as TPG Growth holds at least 5% of our outstanding common stock, TPG Growth will be permitted to review our books and records and to discuss our affairs, finances and condition with our officers.

The Stockholders Agreement further provides that it shall not preclude or in any way restrict TPG Growth or any of its affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with our products and services. The Company and the equity holders party to the Stockholders Agreement have waived, in perpetuity, any and all claims in connection with the doctrine of corporate opportunity (or any similar doctrine).

Management Services Agreement

We entered into a management services agreement (the “Management Services Agreement”) with TPG Growth on January 31, 2014 whereby TPG Growth agreed to provide certain financial and strategic advisory services and consulting services. We have agreed to indemnify TPG Growth and, among others, its employees, stockholders and affiliates, against all actions, suits, claims, liabilities, losses, damages, costs and out-of-pocket expenses incurred as a result the Management Services Agreement or TPG Growth’s initial investment in the Company.

The Management Services Agreement terminated on September 27, 2016 upon the consummation of our initial public offering. Upon the termination, and in accordance with the terms of the agreement, we paid TPG Growth the net present value of the remaining portion of any management and consulting fees owed through December 31, 2016 as well as certain other expenses of TPG Growth. During the year ended December 31, 2016, we paid TPG Growth $0.9 million, which includes management and consulting fees we incurred during the year and the amount payable upon termination of the Management Services Agreement.

Director and Executive Officer Compensation

Please see “Board of Directors and Corporate Governance – 2016 Director Compensation Table” and “Executive Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation – Employment Agreements.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Other Transactions

On January 25, 2016 and July 22, 2016, we loaned Tarang P. Amin, our Chief Executive Officer, Director and Chairman, $6.6 million at an interest rate of 0.75% and $1.5 million at an interest rate of 0.71%, respectively. The proceeds of the loans were used to finance the exercise price of Mr. Amin’s options to purchase common stock. As collateral for the loans, an aggregate of 2,640,637 shares of common stock beneficially owned by Mr. Amin were pledged to the Company pursuant to pledge and security agreements dated January 25, 2016 and July 22, 2016. In connection with the special dividend declared on June 7, 2016, the outstanding amount of the loan provided on January 25, 2016 was reduced to $4.2 million. The loans were repaid in full on August 24, 2016.

On January 25, 2016, we loaned Scott K. Milsten, our Senior Vice President, General Counsel and Corporate Secretary, $1.0 million at an interest rate of 0.75%. The proceeds of the loan were used to finance the exercise price of Mr. Milsten’s options to purchase common stock. As collateral for the loan, 267,720 shares of common stock beneficially owned by Mr. Milsten were pledged to the Company pursuant to a pledge and security agreement dated January 25, 2016. In connection with the special dividend declared on June 7, 2016, the outstanding amount of the loan was reduced to $0.6 million. The loan was repaid in full on August 22, 2016.

On February 9, 2016, we loaned John P. Bailey, our President and Chief Financial Officer, $2.2 million at an interest rate of 0.81%. The proceeds of the loan were used to finance the exercise price of Mr. Bailey’s options to purchase common stock. As collateral for the loan, 617,872 shares of common stock beneficially owned by Mr. Bailey were pledged to the Company pursuant to a pledge and security agreement dated February 9, 2016. In connection with the special dividend declared on June 7, 2016, the outstanding amount of the loan was reduced to $1.1 million. The loan was repaid in full on August 22, 2016.

On October 11, 2016, we entered into a sublease agreement with Fit for Life, LLC pursuant to which we subleased certain office and showroom space in New York, New York. The annual base rent for the sublease is approximately $0.3 million per year and the sublease has a term of 39 months. Joseph A. Shamah, a former member of our Board and a director and stockholder of J.A. Cosmetics Corp, the holder of approximately 14% of our outstanding common stock, is the Chief Executive Officer of Fit for Life, LLC.

On February 13, 2017, we entered into an indemnification agreement with Joseph A. Shamah, a former member of our Board, and J.A. Cosmetics Corp., pursuant to which each of Mr. Shamah and J.A. Cosmetics Corp. jointly and severally agreed to indemnify the Company for and against any and all losses and expenses incurred by the Company in connection with a pending, third-party commercial litigation.

The brother-in-law of John P. Bailey, our President and Chief Financial Officer, is as an employee of the Company. The approximate dollar value of the employee’s total compensation, including equity awards, for the year ended December 31, 2016 was $0.4 million.

Cosmopack LLC and Promotions Plus, each a related party entity owned by a relative of Frank Pisani, a former executive officer, managed until May 2016 our distribution and fulfillment operations at our New Jersey warehouse. In December 2014, Mr. Pisani concluded his employment with the Company. During the year ended December 31, 2016, we incurred $3.0 million for these services.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Under the policy, the Audit Committee is responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Public Accountants

The Audit Committee of the Board has appointed Deloitte, an independent registered public accounting firm, to perform an audit of the Company’s consolidated financial statements for the year ending December 31, 2017. In determining whether to appoint Deloitte, the Audit Committee considered a number of qualitative factors at both the engagement team and firm level, including, among other things, their capabilities, technical expertise, quality of services and knowledge of the Company’s operations and industry. Deloitte has audited our financial statements since the year ended December 31, 2014.

Audit Fees and Services

The following table sets forth the fees billed for professional services rendered by Deloitte for the years ended December 31, 2016 and 2015. The Audit Committee approved all of the fees described below incurred since our initial public offering in September 2016.

	2016	2015
Audit Fees(1)	$2,675,580	$770,650
Audit-Related Fees	—	—
Tax Fees(2)	14,872	234,779
All Other Fees	—	—

Total Fees	$2,690,542	$1,005,429

(1)	Consists of fees for the audit of our annual financial statements, including audited financial statements presented in our Annual Report, review of the financial statements presented in our Quarterly Report on Form 10-Q, services rendered in connection with the Registration Statement on Form S-1 for our initial public offering, services rendered in connection with our Registration Statement on Form S-8 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for the applicable fiscal year. Additionally, consists of advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by jurisdictions outside the United States.
(2)	Consists of fees for tax consulting related to preparation of our tax returns and tax planning.

Pre-Approval Policy

The Audit Committee or a delegate of the Audit Committee pre-approves all audit and permissible non-audit services provided by Deloitte. This policy is described in the charter of the Audit Committee, which is available at http://investor.elfcosmetics.com/corporate-governance/committees. Upon request, we will provide a copy of the Audit Committee Audit and Non-Audit Services Pre-Approval Policy. All requests should be directed to e.l.f. Beauty, Inc., Attention: Corporate Secretary, 570 10th Street, Oakland, California 94607.

The Audit Committee approved all services provided by Deloitte since our initial public offering in September 2016 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte as independent registered public accounting firm for the year ending December 31, 2017.

PROPOSAL NO. 3 – RATIFICATION OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On August 19, 2016, our Board unanimously approved our Charter; on September 7, 2016, our stockholders approved our Charter; and immediately prior to the closing of our initial public offering on September 27, 2016, our Charter became effective. Our governing documents and applicable laws do not require stockholder ratification of our Charter; however, we are submitting our Charter to our stockholders for ratification now that we are a publicly traded company.

Description of Material Changes to our Pre-IPO Charter

The following description summarizes material changes to our certificate of incorporation in effect prior to our initial public offering (our “Pre-IPO Charter”), which changes became effective pursuant to our Charter immediately prior to the closing of our initial public offering, and certain other material terms of our Charter. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our Charter, you should refer to the full text of our Charter, which is attached as Annex A to this Proxy Statement.

Common Stock

Our Charter establishes the authorized number of shares of common stock at 250,000,000 shares. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock would be entitled to receive pro rata our remaining assets available for distribution. Under our Charter, holders of our common stock do not have preemptive, subscription, redemption or conversion rights and our common stock is not subject to further calls or assessment by us. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our Charter authorizes the Board to establish one or more series of preferred stock, including convertible preferred stock, without further action by our stockholders, and establishes the authorized number of shares of preferred stock at 30,000,000 shares. Under our Charter, the Board is able to determine, with respect to any series of preferred stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•	the designation of the series;

•	the number of shares of the series, which the Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. In addition, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our common stock.

Our Pre-IPO Charter provided for certain specified rights applicable to shares of preferred stock that were authorized and outstanding prior to our initial public offering, which shares of preferred stock were converted into shares of common stock immediately prior to the consummation of our initial public offering and are no longer authorized or outstanding. Our Pre-IPO Charter did not authorize the Board to establish one or more additional series of preferred stock.

Anti-takeover Effects of Certain Provisions of our Charter

Our Charter contains provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms. However, it is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price for our shares.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock pursuant to our Charter, as described above under the caption “Preferred Stock,” makes it possible for the Board to issue preferred stock with voting or other rights or preferences.

Special Stockholder Meetings. Our Charter provides that a special meeting of stockholders may be called at any time by the Board or, until such time as TPG Growth and J.A. Cosmetics Corp. cease collectively to beneficially own (directly or indirectly) more than 50% of the voting power of the outstanding shares of our common stock (the “Trigger Event”), by TPG Growth, but such special meetings may not be called by our stockholders or any other person or persons.

Elimination of Stockholder Action by Written Consent. Our Charter eliminates the right of stockholders to act by written consent without a meeting after the Trigger Event.

Classified Board; Election and Removal of Directors. Our Charter establishes a classified board, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election. For more information on the classified board, see “Proposal No. 1 – Election of Directors” above. After the Trigger Event, our Charter provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 75% of the voting power of the then-outstanding shares of voting stock.

Filling Board Vacancies. Our Charter provides that vacancies on the Board, including newly created directorships, may be filled by a majority vote of directors then in office unless our Board determines that such vacancies shall be filled by the stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office for which they hold expires or until such director’s successor shall have been duly elected and qualified.

This system of electing and removing directors and filling vacancies may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Amendment of Charter Provisions. Before the Trigger Event, the amendment of our Charter requires the affirmative vote of holders of a majority of the voting power of the then-outstanding shares of voting stock. From and after the Trigger Event, the affirmative vote of holders of at least 75% of the voting power of the then-outstanding shares of voting stock would be required to amend certain provisions of our Charter. Our Pre-IPO Charter provided certain limitations on amendments to our certificate of incorporation that are different than the limitations contained in our existing Charter.

Choice of Forum

Our Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Bylaws or our Charter; or any action asserting a claim against us that is governed by the internal affairs doctrine. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with officers, directors or employees, and may discourage lawsuits with respect to such claims. Our Board believes this provision is in the best interests of us and our stockholders because it assists us in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. Requiring such claims to be brought in a single forum also helps ensure consistent consideration of issues by courts with expertise in the applicable laws, and promotes cost saving in the resolution of such claims.

Corporate Opportunities

Our Charter provides that TPG Growth and its affiliates do not have any duty to refrain from (i) engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or (ii) doing business with any of our clients, customers or vendors. In the event that TPG Growth or any of its affiliates acquire knowledge of a potential business opportunity which may be a corporate opportunity for us, they will have no duty to communicate or offer such corporate opportunity to us. Our Charter also provides that, to the fullest extent permitted by law, neither TPG Growth nor any of its affiliates are liable to us, for breach of any fiduciary duty or otherwise, by reason of the fact that TPG Growth or any of its affiliates directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to us, and we have waived and renounced any claim that such business opportunity constituted a corporate opportunity that should have been presented to us.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. Further, our Charter provides that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. Our Pre-IPO Charter did not include a provision requiring indemnification of, and advancement of expenses to, our officers.

The limitation of liability, indemnification and advancement provisions in our Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The Board believes these provisions are in the best interests of us and our stockholders because they allow us to continue to attract and retain qualified service providers, including officers and directors.

Vote Required

The Board continues to believe that our existing Charter is in the best interests of our Company and our stockholders and recommends that our stockholders ratify our Charter. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify our Charter. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Our Board of Directors recommends a vote FOR ratification of our Amended and Restated Certificate of Incorporation.

PROPOSAL NO. 4 – RATIFICATION OF OUR AMENDED AND RESTATED BYLAWS

On August 19, 2016, the Board unanimously approved our Bylaws, on September 7, 2016, our stockholders approved our Bylaws and immediately prior to the closing of our initial public offering on September 27, 2016, our Bylaws became effective. Our governing documents and applicable laws do not require stockholder ratification of our Bylaws; however, we are submitting our Bylaws to our stockholders for ratification now that we are a publicly traded company.

Description of Material Changes to our Pre-IPO Bylaws

The following description summarizes material changes to our bylaws in effect prior to our initial public offering (our “Pre-IPO Bylaws”), which changes became effective pursuant to our Bylaws immediately prior to the closing of our initial public offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our Bylaws, you should refer to the full text of our Bylaws, which is attached as Annex B to this Proxy Statement.

Anti-takeover Effects of Certain Provisions of Bylaws

Certain provisions of our Bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms. However, it is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price for our shares.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Subject to the Stockholders Agreement (as defined in “Certain Relationships and Related Party Transactions – Stockholders Agreement”), our Bylaws require that advance notice be delivered to the Company of any nominations of persons for election to our Board and any proposals of other business to be considered by stockholders at an annual or special meeting of stockholders (other than those submitted in reliance on Rule 14a-8 under the Exchange Act of 1934, as amended), and provide for notice procedures to be followed by stockholders in making such nominations or proposals of business. Such notice procedures include, among others, requirements that the stockholders provide timely and proper written notice to the Secretary of the Company. Our Pre-IPO Bylaws did not include these advance notice provisions.

Filling Board Vacancies. The Bylaws provide that vacancies on the Board, including newly created directorships, may be filled by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office for which they hold expires or until such director’s successor shall have been duly elected and qualified. Accordingly, the Board could prevent a stockholder from filling the new directorships with such stockholder’s own nominee. Our Pre-IPO Bylaws provided that vacancies on the Board could be filled only with a vote of a majority of the shares then entitled to vote at an election of directors.

Choice of Forum

Our Bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Bylaws or our Charter; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our prior adoption of this exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with officers, directors or employees, and may discourage lawsuits with respect to such claims. The Board believes this provision is in the best interests of us and our stockholders because it assists us in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. Requiring such claims to be brought in a single forum also helps ensure consistent consideration of issues by courts with expertise in the applicable laws, and promotes costs-savings in the resolution of such claims.

Indemnification of Officers and Directors

Our Bylaws provide that we must indemnify, and advance expenses, to our directors and officers to the fullest extent authorized by the DGCL. The limitation of liability, indemnification and advancement provisions in our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Vote Required

Our Board continues to believe that our existing Bylaws are in the best interests of our Company and our stockholders and recommends that our stockholders ratify our Bylaws.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify our Bylaws. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Our Board of Directors recommends a vote FOR ratification of our Amended and Restated Bylaws.

ADDITIONAL INFORMATION

Other Matters

As of the date of this Proxy Statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted on such matters in accordance with the best judgment and in the discretion of the proxy holders.

Annual Report

This Proxy Statement is accompanied by our Annual Report. Our Annual Report includes our audited consolidated financial statements. We have filed our Annual Report with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and at www.edocumentview.com/elf.

In addition, upon written request we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to e.l.f. Beauty, Inc., Attention: Corporate Secretary at 570 10th Street, Oakland, California 94607.

ANNEX A

e.l.f. Beauty, Inc.

Amended and Restated Certificate of Incorporation

e.l.f. Beauty, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

The name of the corporation is e.l.f. Beauty, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 20, 2013 under the name J.A. Cosmetics Holdings, Inc. The corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 31, 2014. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed on April 26, 2016. A Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed on September 19, 2016.

The Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law.

The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

This Amended and Restated Certificate of Incorporation shall be effective as of 10:00 a.m. Eastern Time on September 27, 2016.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this 26th day of September, 2016.

e.l.f. Beauty, Inc.

By:	/s/ Tarang P. Amin
Tarang P. Amin
Chief Executive Officer

1

EXHIBIT A

Amended and Restated Certificate of Incorporation of

e.l.f. Beauty, Inc.

ARTICLE I

NAME

The name of the corporation is e.l.f. Beauty, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law. The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 1. This Corporation is authorized to issue two classes of capital stock which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Two Hundred Eighty Million (280,000,000), of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock and Thirty Million (30,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $0.01 per share and the Preferred Stock shall have a par value of $0.01 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any successor provision thereof, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the Delaware General Corporation Law, setting forth such resolution and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications,

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limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Amended and Restated Certificate of Incorporation. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

Section 1.

(a) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

(b) Other than any directors elected by the separate vote of the holders of one or more series of Preferred Stock, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article V Section 1(b), each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”); provided, however, that prior to the Trigger Event, any individual director may be removed with or without cause by the holders of the majority of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, subject to the terms of the Stockholders Agreement (so long as such agreement remains in effect).

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(d) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders.

Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.

Section 2.

(a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter or repeal the Bylaws of the Corporation; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter or repeal the Bylaws of the Corporation, from and after the Trigger Event, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to make, alter or repeal the Bylaws of the Corporation.

(b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(c) Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI

STOCKHOLDERS

Section 1. Subject to the special rights of the holders of one or more series of Preferred Stock, from and after the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.

Section 2. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time by the Board of Directors, but such special meetings may not be called by stockholders or any other person or persons. Notwithstanding the immediately preceding sentence, prior to the Trigger Event, special meetings of stockholders of the Corporation may be called by the Secretary of the Corporation at the request of the TPG Investor.

Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Section 4. The Corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law, as now in effect or hereafter amended, or any successor statute thereto (the “Delaware Takeover Statute”) until such time as the Trigger Event occurs, whereupon the Corporation will, after the occurrence of the Trigger Event, be governed by the Delaware Takeover Statute.

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ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended, automatically and without further action, upon the date of such amendment.

Section 2. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 3. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 4. Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this certificate of incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the Delaware General Corporate Law or the Bylaws or this Amended and Restated Certificate of Incorporation (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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ARTICLE IX

CERTAIN STOCKHOLDER RELATIONSHIPS

Section 1. Because the TPG Investor is currently a stockholder of the Corporation and/or is entitled pursuant to the Stockholders Agreement with the right to designate members of the Board of Directors, and in anticipation that the Corporation and the TPG Investor and its respective Affiliates may engage in similar activities or lines of business and/or have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the TPG Investor and its respective Affiliates (including the service of employees, officers or directors of the TPG Investor and its respective Affiliates as directors of the Corporation) and (ii) the potential difficulties attendant to any director fulfilling the full scope of such director’s fiduciary duties in any particular situation, the provisions of this Article IX are set forth to regulate, define and guide (a) the conduct of certain activities of the Corporation as such activities may involve the TPG Investor and its respective Affiliates and their respective officers and directors, and (b) the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. Any member of the Board of Directors designated by the TPG Investor pursuant to the Stockholders Agreement may consider both the interests of such TPG Investor and such TPG Investor’s obligations under the Stockholders Agreement in exercising such Board of Directors member’s powers, rights and duties as a director of the Corporation.

Section 2.

(a) Subject to Section 3 hereof and any contractual obligations by which the Corporation or the TPG Investor may be bound from time to time, none of the TPG Investor nor its respective Affiliates shall have a duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Corporation or any of the Corporation’s Affiliates, including those business activities or lines of business deemed to be competing with the Corporation or any of the Corporation’s Affiliates. To the fullest extent permitted by law none of the TPG Investor nor its respective Affiliates, nor any of their respective officers or directors, shall be liable to the Corporation or its stockholders, or to any Affiliate of the Corporation or such Affiliate’s stockholders or members, for breach of any fiduciary duty, solely by reason of any such activities of the TPG Investor or its respective Affiliates, or of the participation therein by any officer or director of TPG Investor or its respective Affiliates.

(b) To the fullest extent permitted by law, but subject to any contractual obligations by which the Corporation or the TPG Investor may be bound from time to time, none of the TPG Investor nor its respective Affiliates shall have a duty to refrain from doing business with any client, customer or vendor of the Corporation or any of the Corporation’s Affiliates, and without limiting Section 3 hereof, none of the TPG Investor nor its respective Affiliates nor any of their respective officers, directors or employees shall be deemed to have breached his, her or its fiduciary duties, if any, to the Corporation or its stockholders or to any Affiliate of the Corporation or such Affiliate’s stockholders or members solely by reason of engaging in any such activity.

Section 3. Subject to any contractual provisions by which the Corporation or the TPG Investor or their respective Affiliates may be bound from time to time, in the event that the TPG Investor or its respective Affiliates or any of their respective officers, directors or employees, acquires knowledge of a potential transaction or other matter which may be a corporate opportunity for the TPG Investor (or any of its respective Affiliates), on the one hand, and the Corporation (or any of its Affiliates), on the other hand, none of the TPG Investor nor its respective Affiliates, officers, directors or employees shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliates, and to the fullest extent permitted by law, none of the TPG Investor nor its respective Affiliates, officers, directors or employees shall be liable to the Corporation or its stockholders, or any Affiliate of the Corporation or such Affiliate’s stockholders or members, for breach of any fiduciary duty or otherwise, solely by reason of the fact that the TPG Investor or any of its Affiliates, officers, directors or employees acquires, pursues or obtains such corporate opportunity for itself, directs such corporate opportunity to another person, or otherwise does not communicate information regarding

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such corporate opportunity to the Corporation or any of its Affiliates, and the Corporation (on behalf of itself and its Affiliates and their respective stockholders and Affiliates) to the fullest extent permitted by law hereby waives and renounces in accordance with Section 122(17) of the Delaware General Corporation Law any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its Affiliates.

Section 4. Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment or repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to the effective date of such alteration, amendment, repeal, adoption or modification.

ARTICLE X

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal (whether directly, by the filing of a certificate of designations, powers, preferences, rights or privileges, by a Change of Control or otherwise) any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by this Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding the foregoing, from and after the Trigger Event, notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII and IX and this Article X.

ARTICLE XI

DEFINITIONS

As used in this Amended and Restated Certificate of Incorporation, unless the context requires otherwise, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any person, means the power to direct or cause the direction of the affairs or management of that person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Change of Control” shall mean any proposed consolidation, merger or share exchange of the Corporation or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s subsidiaries.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or

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association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Principal Stockholders” means each of (i) the TPG Investor and (ii) the Shamah Investors.

“Shamah Investors” means collectively, (i) J.A. Cosmetics, Corp., (ii) Joseph Shamah, (iii) Alan Shamah and (iv) each Affiliate of any of the foregoing that is party to the Stockholders Agreement.

“Stockholders Agreement” means that certain amended and restated stockholders agreement dated as of September 21, 2016, by and among (i) the Corporation, (ii) the TPG Investor, (iii) the Shamah Investors and (iv) each of the other parties thereto, as such may be amended from time to time.

“TPG Investor” means TPG elf Holdings, L.P., a Delaware limited partnership, and its successors and Affiliates.

“Trigger Event” means the first date on which the Principal Stockholders cease collectively to beneficially own (directly or indirectly) more than 50% of the voting power of the outstanding shares of Common Stock. For the purpose of this Amended and Restated Certificate of Incorporation, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

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ANNEX B

Amended and Restated Bylaws of

e.l.f. Beauty, Inc.

(a Delaware corporation)

i

(continued)

ii

Amended and Restated Bylaws of

e.l.f. Beauty, Inc.

Article I - Corporate Offices

1.1	Registered Office.

The registered office of e.l.f. Beauty, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).

1.2	Other Offices.

The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

Article II - Meetings of Stockholders

2.1	Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2	Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3	Special Meeting.

Special meetings of the stockholders may be called only in the manner set forth in the certificate of incorporation.

No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4	Advance Notice Procedures for Business Brought before a Meeting.

(i)     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the Board, or (c) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these bylaws, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these bylaws.

(ii)     Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii)     To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)     As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and

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number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b)     As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker,

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dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(c)     As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(iv)     For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner.

(v)     A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi)     Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she

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should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii)     This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders, other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii)     For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5	Advance Notice Procedures for Nominations of Directors.

(i)     Except as otherwise provided by the Stockholders Agreement, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii)     Except as otherwise provided by the Stockholders Agreement, without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the

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person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(viii) of these bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii)     To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)     As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b)     As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and

(c)     As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi).

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(iv)     For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any associate of such stockholder or beneficial owner or any other participant in such solicitation.

(v)     A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi)     Except as otherwise provided by the Stockholders Agreement, to be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such candidate’s ability to comply, if elected as a director of the Corporation, with such candidate’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(vii)     The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

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(viii)     In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(ix)     Except as otherwise provided by the Stockholders Agreement, no candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(x)     Notwithstanding anything in these Bylaws to the contrary, except as otherwise provided by the Stockholders Agreement, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.

2.6	Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7	Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i)     if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)     if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8	Quorum.

Unless otherwise provided by law, the certificate of incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a

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majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9	Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10	Conduct of Business.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.11	Voting.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) and shall be valid and binding upon the Corporation.

2.12	Record Date for Stockholder Notice; Voting; Giving Consents.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution

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fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not so fix a record date:

(i)     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)     The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.13	Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, except as otherwise provided by the Stockholders Agreement, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

2.14	List of Stockholders Entitled to Vote.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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2.15	Inspectors of Election.

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(i)     determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii)     receive votes or ballots;

(iii)     hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv)     count and tabulate all votes;

(v)     determine when the polls shall close;

(vi)     determine the result; and

(vii)     do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

Article III - Directors

3.1	Powers.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	Number of Directors.

Subject to the terms of the Stockholders Agreement, the authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member and not more than (12) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

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3.3	Election, Qualification and Term of Office of Directors .

Except as provided in Section 3.4 of these bylaws and subject to the terms of the Stockholders Agreement, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

As provided in the certificate of incorporation, the directors of the Corporation shall be divided into three (3) classes.

3.4	Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, except as otherwise provided by the Stockholders Agreement, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws and except as otherwise provided by the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.

3.5	Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

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3.7	Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors or, if prior to the Trigger Event, by or at the direction of a director designated for nomination by the TPG Investor.

Notice of the time and place of special meetings shall be:

(i)    delivered personally by hand, by courier or by telephone;

(ii)    sent by United States first-class mail, postage prepaid;

(iii)    sent by facsimile; or

(iv)    sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8	Quorum.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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3.10	Fees and Compensation of Directors.

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.11	Removal of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Article IV - Committees

4.1	Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, subject to the terms of the Stockholders Agreement, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2	Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)    Section 3.5 (place of meetings and meetings by telephone);

(ii)    Section 3.6 (regular meetings);

(iii)    Section 3.7 (special meetings and notice);

(iv)    Section 3.8 (quorum);

(v)    Section 3.9 (action without a meeting); and

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(vi)    Section 7.12 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)     the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)     special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee;

(iii)     notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee; and

(iv)     the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the certificate of incorporation or applicable law.

Article V - Officers

5.1	Officers.

The officers of the Corporation shall be a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	Subordinate Officers.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

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Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6	Representation of Shares of Other Corporations.

The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI - Records and Reports

6.1	Maintenance and Inspection of Records.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal executive office.

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6.2	Inspection by Directors.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Article VII - General Matters

7.1	Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2	Stock Certificates; Partly Paid Shares.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the certificate of incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice chairperson of the Board, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3	Special Designation on Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or

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other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4	Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.6	Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8	Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.9	Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.10	Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11	Registered Stockholders.

The Corporation:

(i)     shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)     shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)     shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

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Article VIII - Notice by Electronic Transmission

8.1	Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i)     the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii)     such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2	Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Article IX - Indemnification

9.1	Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2	Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3	Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4	Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article IX is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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9.5	Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7	Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8	Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9	Amendment or Repeal.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

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Article X - Amendments

Subject to the limitations set forth in Section 9.9 of these bylaws or the provisions of the certificate of incorporation, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, from and after the Trigger Event, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Article XII - Definitions

As used in these bylaws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any person, means the power to direct or cause the direction of the affairs or management of that person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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“Principal Stockholders” means each of (i) the TPG Investor and (ii) the Shamah Investors.

“Shamah Investors” means collectively, (i) J.A. Cosmetics, Corp., (ii) Joseph Shamah, (iii) Alan Shamah and (iv) each Affiliate of any of the foregoing that is party to the Stockholders Agreement.

“Stockholders Agreement” means that certain amended and restated stockholders agreement dated as of September 21, 2016, by and among (i) the Corporation, (ii) the TPG Investor, (iii) the Shamah Investors and (iv) each of the other parties thereto, as such may be amended from time to time.

“TPG Investor” means TPG elf Holdings, L.P., a Delaware limited partnership, and its successors and Affiliates.

“Trigger Event” means the first date on which the Principal Stockholders cease collectively to beneficially own (directly or indirectly) more than 50% of the voting power of the outstanding shares of Common Stock. For the purpose of these bylaws, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

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IMPORTANT ANNUAL MEETING INFORMATION
ENDORSEMENT_LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
X
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2017.
Vote by Internet
• Go to www.envisionreports.com/ELF
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends you vote FOR the following proposals:
1. Election of three Class I directors to hold office until our 2020 Annual Meeting:
01 - Kirk L. Perry    02 - Sabrina L. Simmons    03 - Maureen C. Watson    +
Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.    01    02    03
For Against Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.
4. Ratification of the Amended and Restated Bylaws.
For Against Abstain
3. Ratification of the Amended and Restated Certificate of Incorporation.
NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
B Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title of such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
C 1234567890
J N T
1 U P X
3 2 6 2 5 6 1
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.envisionreports.com/ELF.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
e.l.f.
Proxy — e.l.f. Beauty, Inc.
Annual Meeting of Stockholders May 25, 2017 at 9:00 a.m.
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Tarang P. Amin, John P. Bailey and Scott K. Milsten, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of e.l.f. Beauty, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., PDT, on May 25, 2017, at the offices of e.l.f. Beauty, Inc. at 570 10th Street, Oakland, California 94607, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.